EXHIBIT 23.3

CONSENT OF HACKER, JOHNSON & SMITH PA

We consent to the use of our report dated March 16, 2005 with respect to the financial statements of Independent Community Bank at December 31, 2004 and for the year then ended included by reference to the Form 8-K of Sun American Bancorp dated November 17, 2006 in the Registration Statements on Form S-3 (File Nos. 333-109363 and 333-130363) and the Registration Statements on Form S-8 (File Nos. 333-128814 and 333-132897).

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

January 30, 2007